SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              the ("Exchange Act")

        Date of Report (date of earliest event reported): August 13, 2002


                              PurchasePro.com, Inc.
                                 (the "Company")
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                88-0385401
        (State or Other Jurisdiction                 (I.R.S. Employer
           of incorporation)                       Identification Number)


        7710 West Cheyenne Avenue
        Las Vegas, Nevada                                  89129
(Address of Principal Executive Offices)                (Zip Code)


                                 (702) 316-7000
              (Registrant's Telephone Number, Including Area Code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition Or Disposition Of Assets

         On August 13, 2002, Stratton Warren Software, Inc. ("SWS"), a wholly-owned subsidiary of the Company sold certain assets of SWS to Stratton Warren, L.L.C., a Georgia limited liability company (the "LLC") for approximately $2.5 million in cash. The assets sold to the LLC, include, among other things: (i) all software developed, owned and sold by SWS along with all such proprietary rights, (ii) assumption of all maintenance and software agreements, (iii) all customer lists, accounts and files, (iv) agreement to hire certain SWS employees, (iv) transfer of certain equipment and materials associated with the operation and advertising of the Software, (v) assumption of accounts receivable accounts; and (vi) the exclusive use for the name "Stratton Warren" and "Stratton Warren Software".

         In addition, the Company executed a Joint Marketing Agreement with the LLC on August 13, 2002 to: (i) jointly develop an electronic interface between the Stratton Warren software and the Company's software (the "Interface"); (ii) cooperate with each other to package a joint e-commerce solution comprised of software by both the Company and the LLC bound together by the Interface (the "Solution"); and (iii) to jointly market the Interface and the Solution.


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         Exhibit Number             Subject
         --------------             --------
         99.1                       Press Release dated August 15, 2002


SIGNATURES:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PurchasePro.com, Inc.

                                 By:  /s/ Richard L. Clemmer
                                      -----------------------------------
                                     (Print name and title of signing officer)
                                     Richard L. Clemmer,
                                     Chief Executive Officer and Chief Financia
                                      Officer

Dated: August 26, 2002

                                  EXHIBIT LIST


         Exhibit Number               Description
         --------------               -----------
               99.1           Press Release dated August 15, 2002











                                       3